Exhibit 99.1

Lennox International Reports Record Third Quarter Results

Third Quarter 2022 Highlights (all historical comparisons are year-over-year)

•	Revenue up 17% to third-quarter record $1.24 billion

•	GAAP EPS up 17% to $3.99; Adjusted EPS up 21% to third-quarter record $4.10

•	Updating 2022 EPS guidance from $13.80-$14.50 to $13.80-$14.20

DALLAS, October 27, 2022 – Lennox International Inc. (NYSE: LII), a leader in energy-efficient climate-control solutions, today reported record financial results for the third quarter of 2022.

Lennox International reported third-quarter record revenue of $1.24 billion in the quarter, up 17%. GAAP operating income was a third-quarter record $186 million, up 14%. GAAP earnings per share was a third-quarter record $3.99, up 17%.

Total segment profit rose 15% to a third-quarter record $189 million. Total segment margin was 15.2%, down 30 basis points. Adjusted earnings per share rose 21% to a third-quarter record $4.10.

“Lennox International posted new third-quarter highs for revenue, profit and EPS driven by strong price execution and increased manufacturing output. We delivered strong operating performance in the face of continued supply chain constraints and manufacturing inefficiencies,” said CEO Alok Maskara. “We are building turnaround momentum in our Commercial business and are going to invest in a new commercial factory to help alleviate ongoing manufacturing capacity constraints.”

Business Segment Performance

In Residential, revenue and profit set new third-quarter highs as revenue was up 17% and segment profit rose 7%. Segment margin was 18.4%, down 190 basis points, impacted by unfavorable mix as manufacturing output of higher-end products remained constrained and supply chain challenges negatively impacted manufacturing efficiency. In Commercial, revenue was up 20% as higher factory output enabled us to convert more order backlog into sales. Segment profit rose 31%, and segment margin expanded 100 basis points to 11.7%. In Refrigeration, revenue was up 14% as reported and up 21% at constant currency, led by growth in North America. Segment profit rose 54%, and segment margin expanded 370 basis points to 14.3%.

Maskara added, “Demand and backlog remain strong in Commercial and Refrigeration segments. In Residential, we are fully prepared for the upcoming regulatory SEER efficiency standards and are investing in inventory to support our customers during this transition. For the company overall, we are narrowing full-year 2022 EPS guidance from $13.80-$14.50 to a range of $13.80-$14.20 given ongoing supply chain inefficiencies.”

FINANCIAL HIGHLIGHTS

Revenue: Revenue was a third-quarter record $1.24 billion, up 17% driven by volume and price. Foreign exchange had a negative 1% impact on revenue.

Gross Profit: Gross profit was $334 million, up 13%. Gross margin was 26.8%, down 110 basis points, primarily impacted by residential mix, global supply chain disruptions and factory inefficiencies.

Net Income: On a GAAP basis, net income for the third quarter was $141.9 million, or $3.99 per share, compared to $126.3 million, or $3.41 per share, in the prior-year quarter.

Adjusted net income in the third quarter was $145.6 million, or $4.10 per share, compared to $125.8 million, or $3.40 per share, in the prior-year quarter. Adjusted net income for the third quarter of 2022 excludes net after-tax charges of $3.7 million.

Cash from Operations, Free Cash Flow and Total Debt: Net cash from operations in the third quarter was $171 million compared to $222 million in the prior-year quarter as the company invested in inventory in preparation for the minimum-efficiency regulatory changes. Capital expenditures were approximately $20 million in the third quarter compared to $23 million in the prior-year quarter. Free cash flow was $151 million compared to $199 million in the third quarter a year ago. Total debt at the end of the third quarter was $1.60 billion. Total cash, cash equivalents and short-term investments were $48 million at the end of the quarter. The company paid a total of $75 million in dividends in the third quarter with two quarterly pay dates within the period.

BUSINESS SEGMENT HIGHLIGHTS

Residential

Revenue in the Residential Heating & Cooling business segment was a third-quarter record $835 million, up 17%. Segment profit was a third-quarter record $154 million, up 7%. Segment margin was 18.4%, down 190 basis points, impacted by lower mix as manufacturing output of higher-end products remained constrained and supply chain challenges drove manufacturing inefficiencies.

Commercial

Revenue in the Commercial Heating & Cooling business segment was $253 million, up 20%. Segment profit was $30 million, up 31%. Segment margin expanded 100 basis points to 11.7% primarily driven by higher manufacturing output, price and mix.

Refrigeration

Revenue in the Refrigeration business segment was $157 million, up 14%. Foreign exchange had a negative 7% impact to revenue growth. Segment profit rose 54% to $22 million. Segment margin expanded 370 basis points to 14.3% primarily driven by price.

FULL-YEAR GUIDANCE

•	Updating 2022 guidance for revenue growth from 10-15% to 12-15%

•	Updating 2022 guidance for GAAP and adjusted EPS from $13.80-$14.50 to $13.80-$14.20

CONFERENCE CALL INFORMATION

A conference call to discuss the company’s third-quarter results and outlook will be held this morning at 8:30 a.m. Central time. To listen, call the conference call line at 800-343-4849 (U.S.) or 203-518-9848 (international) at least 10 minutes prior to the scheduled start time and use conference ID LIIQ322. The conference call also will be webcast and supplemental presentation materials available on Lennox International’s web site at www.lennoxinternational.com. A replay will be available from approximately 11:30 a.m. Central time on October 27 through November 10, 2022 by dialing 800-938-2246 (U.S.) or 402-220-1123 (international). The call and supplemental presentation materials will be archived on the company’s website.

ABOUT LENNOX INTERNATIONAL

Lennox International Inc. is a leader in energy-efficient climate-control solutions. Dedicated to sustainability and creating comfortable and healthier environments for our residential and commercial customers while reducing their carbon footprint, we lead the field in innovation with our cooling, heating, indoor air quality, and refrigeration systems. Lennox International stock is listed on the New York Stock Exchange and traded under the symbol LII. Additional information on Lennox International is available at www.lennoxinternational.com or by contacting Steve Harrison, Vice President, Investor Relations, at 972-497-6670.

FORWARD-LOOKING STATEMENTS

The statements in this news release that are not historical statements, including statements regarding the 2022 full-year outlook and expected consolidated and segment financial results for 2022, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on information currently available as well as management’s assumptions and beliefs today. These statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from the results expressed or implied by the statements, and investors should not place undue reliance on them. Risks and uncertainties that could cause actual results to differ materially from such statements include risks that the North American unitary HVAC and refrigeration markets perform worse than current assumptions. Additional risks include, but are not limited to: the impact of higher material prices, availability and timely delivery of raw materials and other components, the impact of new or increased trade tariffs, LII’s ability to implement price increases for its products and services, economic conditions in our markets, regulatory changes, the impact of unfavorable weather, a decline in new construction activity and related demand for products and services, and any resurgence of the Covid-19 pandemic and its economic impact on the company and its employees and customers. For information concerning these and other risks and uncertainties, see LII’s publicly available filings with the Securities and Exchange Commission. LII disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES

Consolidated Statements of Operations

(Unaudited)

(Amounts in millions, except per share data)	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2022	2021	2022	2021
Net sales	$1,244.9	$1,059.9	$3,624.6	$3,229.3
Cost of goods sold	910.7	764.7	2,625.1	2,294.5

Gross profit	334.2	295.2	999.5	934.8
Operating Expenses:
Selling, general and administrative expenses	147.3	134.2	472.2	447.4
Losses (gains) and other expenses, net	3.3	2.1	5.4	4.7
Restructuring charges	0.2	0.3	1.2	1.6
Income from equity method investments	(2.4)	(4.1)	(3.9)	(11.6)

Operating income	185.8	162.7	524.6	492.7
Pension settlements	—	0.3	0.3	1.1
Interest expense, net	10.5	6.5	26.1	18.8
Other expense (income), net	0.7	1.1	1.9	2.9

Income from continuing operations before income taxes	174.6	154.8	496.3	469.9
Provision for income taxes	32.7	28.5	93.6	89.4

Income from continuing operations	141.9	126.3	402.7	380.5
Discontinued Operations:
Loss from discontinued operations before income taxes	—	—	—	(0.1)
Income tax benefit	—	—	—	—

Loss from discontinued operations	—	—	—	(0.1)

Net income	$141.9	$126.3	$402.7	$380.4

Earnings per share – Basic:
Income from continuing operations	$4.00	$3.43	$11.25	$10.17
Loss from discontinued operations	—	—	—	—

Net income	$4.00	$3.43	$11.25	$10.17

Earnings per share – Diluted:
Income from continuing operations	$3.99	$3.41	$11.22	$10.10
Loss from discontinued operations	—	—	—	—

Net income	$3.99	$3.41	$11.22	$10.10

Weighted Average Number of Shares Outstanding - Basic	35.4	36.8	35.8	37.4
Weighted Average Number of Shares Outstanding - Diluted	35.5	37.0	35.9	37.7

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES

Segment Net Sales and Profit (Loss)

(Unaudited)

(Amounts in millions)	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2022	2021	2022	2021
Net Sales
Residential Heating & Cooling	$835.3	$711.0	$2,494.9	$2,155.3
Commercial Heating & Cooling	252.9	211.5	660.2	663.4
Refrigeration	156.7	137.4	469.5	410.6

	$1,244.9	$1,059.9	$3,624.6	$3,229.3

Segment Profit (Loss) (1)
Residential Heating & Cooling	$153.8	$144.0	$477.7	$430.1
Commercial Heating & Cooling	29.6	22.6	53.1	95.3
Refrigeration	22.4	14.5	60.0	35.8
Corporate and other	(16.5)	(16.3)	(57.1)	(59.2)

Total segment profit	189.3	164.8	533.7	502.0
Reconciliation to Operating Income:
Special product quality adjustments	—	(1.1)	—	(1.0)
Items in Losses (gains) and other expenses, net which are excluded from segment profit (loss) (1)	3.3	2.9	7.9	8.7
Restructuring charges	0.2	0.3	1.2	1.6

Operating income	$185.8	$162.7	$524.6	$492.7

(1)	We define segment profit (loss) as a segment’s operating income included in the accompanying Consolidated Statements of Operations, excluding:

•	The following items in Losses (gains) and other expenses, net:

•	Net change in unrealized losses (gains) on unsettled futures contracts,

•	Environmental liabilities and special litigation charges,

•	Charges incurred related to COVID-19 pandemic; and

•	Other items, net,

•	Special product quality adjustments; and

•	Restructuring charges.

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(Amounts in millions, except shares and par values)	As of September 30, 2022	As of December 31, 2021
ASSETS	(Unaudited)
Current Assets:
Cash and cash equivalents	$40.7	$31.0
Short-term investments	7.5	5.5
Accounts and notes receivable, net of allowances of $13.2 and $10.7 in 2022 and 2021, respectively	708.4	508.3
Inventories, net	743.4	510.9
Other assets	94.1	119.7

Total current assets	1,594.1	1,175.4
Property, plant and equipment, net of accumulated depreciation of $905.7 and $888.8 in 2022 and 2021, respectively	520.4	515.1
Right-of-use assets from operating leases	200.5	196.1
Goodwill	185.9	186.6
Deferred income taxes	34.2	11.3
Other assets, net	90.7	87.4

Total assets	$2,625.8	$2,171.9

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities:
Current maturities of long-term debt	$11.1	$11.3
Current operating lease liabilities	61.3	54.8
Accounts payable	430.5	402.1
Accrued expenses	409.6	358.9
Income taxes payable	19.2	—

Total current liabilities	931.7	827.1
Long-term debt	1,593.4	1,226.5
Long-term operating lease liabilities	143.6	145.0
Pensions	86.5	83.3
Other liabilities	175.8	159.0

Total liabilities	2,931.0	2,440.9
Commitments and contingencies
Stockholders’ deficit:
Preferred stock, $0.01 par value, 25,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.01 par value, 200,000,000 shares authorized, 87,170,197 shares issued	0.9	0.9
Additional paid-in capital	1,150.4	1,133.7
Retained earnings	3,013.9	2,719.3
Accumulated other comprehensive loss	(132.5)	(88.1)
Treasury stock, at cost, 51,735,764 shares and 50,536,125 shares for 2022 and 2021, respectively	(4,337.9)	(4,034.8)

Total stockholders’ deficit	(305.2)	(269.0)

Total liabilities and stockholders’ deficit	$2,625.8	$2,171.9

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(Unaudited)

(Amounts in millions)	For the Nine Months Ended September 30,
	2022	2021
Cash flows from operating activities:
Net income	$402.7	$380.4
Adjustments to reconcile net income to net cash provided by operating activities:
Income from equity method investments	(3.9)	(11.6)
Dividends from affiliates	1.2	9.1
Restructuring charges, net of cash paid	0.7	1.1
Provision for credit losses	4.3	4.3
Unrealized losses (gains), net on derivative contracts	0.8	(0.2)
Stock-based compensation expense	16.4	16.8
Depreciation and amortization	56.2	53.3
Deferred income taxes	(16.6)	(2.2)
Pension expense	5.1	8.4
Pension contributions	(0.7)	(1.1)
Other items, net	(1.4)	0.1
Changes in assets and liabilities:
Accounts and notes receivable	(214.9)	(139.5)
Inventories	(245.7)	(21.1)
Other current assets	(5.1)	(13.1)
Accounts payable	78.7	65.0
Accrued expenses	36.0	49.4
Income taxes payable and receivable, net	35.5	(10.3)
Leases, net	0.8	—
Other, net	20.0	7.5

Net cash provided by operating activities	170.1	396.3
Cash flows from investing activities:
Proceeds from the disposal of property, plant and equipment	1.2	0.7
Purchases of property, plant and equipment	(67.0)	(68.5)
(Purchases of) proceeds from short-term investments, net	(2.4)	0.2

Net cash used in investing activities	(68.2)	(67.6)
Cash flows from financing activities:
Asset securitization borrowings	382.0	504.0
Asset securitization payments	(232.0)	(214.0)
Long-term debt payments	(9.8)	(3.0)
Borrowings from credit facility	1,967.5	1,021.4
Payments on credit facility	(1,752.0)	(1,012.5)
Proceeds from employee stock purchases	2.7	2.5
Repurchases of common stock	(300.0)	(600.0)
Repurchases of common stock to satisfy employee withholding tax obligations	(5.5)	(16.1)
Cash dividends paid	(142.0)	(92.8)

Net cash used in financing activities	(89.1)	(410.5)

Increase (decrease) in cash and cash equivalents	12.8	(81.8)
Effect of exchange rates on cash and cash equivalents	(3.1)	(2.7)
Cash and cash equivalents, beginning of period	31.0	123.9

Cash and cash equivalents, end of period	$40.7	$39.4

Supplemental disclosures of cash flow information:
Interest paid	$23.2	$17.7

Income taxes paid (net of refunds)	$75.4	$101.6

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES

Reconciliation to U.S. GAAP (Generally Accepted Accounting Principles) Measures

(Unaudited, in millions, except per share and ratio data)

Use of Non-GAAP Financial Measures

To supplement the Company’s consolidated financial statements and segment net sales and profit presented in accordance with U.S. GAAP, additional non-GAAP financial measures are provided and reconciled in the following tables. In addition to these non-GAAP measures, the Company also provides rates of revenue change at constant currency on a consolidated and segment basis if different than the reported measures. The Company believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results. The Company believes that these non-GAAP financial measures enhance the ability of investors to analyze the Company’s business trends and operating performance.

Reconciliation of Income from Continuing Operations, a GAAP measure, to Adjusted Income from Continuing Operations, a Non-GAAP measure

	For the Three Months Ended September 30, (Unaudited)
	2022			2021
	Pre-Tax	Tax Impact (d)	After Tax	Pre-Tax	Tax Impact (d)	After Tax
Income from continuing operations, a GAAP measure	$174.6	$(32.7)	$141.9	$154.8	$(28.5)	$126.3
Restructuring charges	0.2	—	0.2	0.3	(0.1)	0.2
Pension settlements	—	—	—	0.3	(0.1)	0.2
Special product quality adjustments (a)	—	—	—	(1.1)	0.2	(0.9)
Items in Losses (gains) and other expenses, net which are excluded from segment profit (loss) (b)	3.3	(0.3)	3.0	2.9	(0.5)	2.4
Excess tax benefit from share-based compensation (c)	—	(0.2)	(0.2)	—	(2.7)	(2.7)
Other tax items, net (c)	—	0.7	0.7	—	0.3	0.3

Adjusted income from continuing operations, a non-GAAP measure	$178.1	$(32.5)	$145.6	$157.2	$(31.4)	$125.8

Earnings per share - diluted, a GAAP measure			$3.99			$3.41
Restructuring charges			—			0.01
Pension settlements			—			0.01
Special product quality adjustments (a)			—			(0.02)
Items in Losses (gains) and other expenses, net which are excluded from segment profit (loss) (b)			0.09			0.06
Excess tax benefit from share-based compensation (c)			—			(0.08)
Other tax items, net (c)			0.02			0.01

Adjusted earnings per share - diluted, a non-GAAP measure			$4.10			$3.40

(a)	Recorded in Cost of goods sold in the Consolidated Statements of Operations
(b)	Recorded in Losses (gains) and other expenses, net in the Consolidated Statements of Operations
(c)	Recorded in Provision for income taxes in the Consolidated Statements of Operations
(d)	Tax impact based on the applicable tax rate relevant to the location and nature of the adjustment.

	For the Nine Months Ended September 30, (Unaudited)
	2022			2021
	Pre-Tax	Tax Impact (e)	After Tax	Pre-Tax	Tax Impact (e)	After Tax
Income from continuing operations, a GAAP measure	$496.3	$(93.6)	$402.7	$469.9	$(89.4)	$380.5
Restructuring charges	1.2	(0.2)	1.0	1.6	(0.3)	1.3
Pension settlements	0.3	(0.1)	0.2	1.1	(0.2)	0.9
Special product quality adjustments (a)	—	—	—	(1.0)	0.2	(0.8)
Items in Losses (gains) and other expenses, net which are excluded from segment profit (loss) (b)	7.9	(1.2)	6.7	8.7	(1.7)	7.0
Excess tax expense (benefit) from share-based compensation (c)	—	0.3	0.3	—	(6.4)	(6.4)
Other tax items, net (c)	—	(0.8)	(0.8)	—	2.3	2.3

Adjusted income from continuing operations, a non-GAAP measure	$505.7	$(95.6)	$410.1	$480.3	$(95.5)	$384.8

Earnings per share from continuing operations - diluted, a GAAP measure			$11.22			$10.10
Restructuring charges			0.03			0.03
Pension settlements			0.01			0.02
Special product quality adjustments (a)			—			(0.02)
Items in Losses (gains) and other expenses, net which are excluded from segment profit (loss) (b)			0.18			0.20
Excess tax expense (benefit) from share-based compensation (c)			0.01			(0.17)
Other tax items, net (c)			(0.02)			0.06
Change in share counts from share-based compensation (d)			—			0.01

Adjusted earnings per share from continuing operations - diluted, a non-GAAP measure			$11.43			$10.23

(a)	Recorded in Cost of goods sold in the Consolidated Statements of Operations
(b)	Recorded in Losses (gains) and other expenses, net in the Consolidated Statements of Operations
(c)	Recorded in Provision for income taxes in the Consolidated Statements of Operations
(d)

The impact of excess tax expense (benefit) from the change in share-based compensation also impacts the Company’s diluted share counts. The reconciliation of average outstanding diluted shares on a GAAP and non-GAAP basis is included in this amount.

(e)	Tax impact based on the applicable tax rate relevant to the location and nature of the adjustment.

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2022	2021	2022	2021
	(Unaudited)
Components of Losses (gains) and other expenses, net (pre-tax):
Realized losses (gains) on settled future contracts (a)	$0.3	$(0.2)	$(0.1)	$(0.9)
Foreign currency exchange losses (gains) (a)	0.3	—	(0.5)	(1.6)
Gain on disposal of fixed assets (a)	(0.4)	(0.1)	(1.3)	(0.6)
Other operating income (a)	(0.2)	(0.5)	(0.6)	(0.9)
Net change in unrealized losses (gains) on unsettled futures contracts (b)	—	0.2	1.2	0.1
Environmental liabilities and special litigation charges (b)	3.1	2.2	6.2	7.3
Charges incurred related to COVID-19 pandemic (b)	0.2	0.8	0.8	1.9
Other items, net (b)	—	(0.3)	(0.3)	(0.6)

Losses (gains) and other expenses, net (pre-tax)	$3.3	$2.1	$5.4	$4.7

(a)	Included in both segment profit (loss) and Adjusted income from continuing operations
(b)	Excluded from both segment profit (loss) and Adjusted income from continuing operations

Reconciliation of Average Shares Outstanding - Diluted, a GAAP measure, to Adjusted Average Shares Outstanding - Diluted, a Non-GAAP measure (shares in millions):

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2022	2021	2022	2021
Average shares outstanding - diluted, a GAAP measure	35.5	37.0	35.9	37.7
Impact on diluted shares from excess tax benefits from share-based compensation	—	—	—	(0.1)

Adjusted average shares outstanding - diluted, a Non-GAAP measure	35.5	37.0	35.9	37.6

Reconciliation of Net Cash Provided By Operating Activities, a GAAP measure, to Free Cash Flow, a Non-GAAP measure (dollars in millions)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2022	2021	2022	2021
Net cash provided by operating activities	$170.9	$221.8	$170.1	$396.3
Purchases of property, plant and equipment	(20.3)	(23.0)	(67.0)	(68.5)
Proceeds from the disposal of property, plant and equipment	0.7	0.1	1.2	0.7

Free cash flow, a Non-GAAP measure	$151.3	$198.9	$104.3	$328.5

Calculation of Debt to EBITDA Ratio (dollars in millions):	Trailing Twelve Months to September 30, 2022
Adjusted EBIT (a)	$635.6
Depreciation and amortization expense (b)	73.1

EBITDA (a + b)	$708.7

Total debt at September 30, 2022 (c)	$1,604.5

Total Debt to EBITDA ratio ((c / (a + b))	2.3

Reconciliation of Income from Continuing Operations Before Income Taxes, a GAAP measure to Adjusted EBIT, a Non-GAAP measure

Trailing Twelve Months to September 30, 2022
Income from continuing operations before income taxes, a GAAP measure	586.5
Items in Losses (gains) and other expenses, net which are excluded from segment profit	13.4
Special product quality adjustments	(1.4)
Restructuring charges	1.4
Interest expense, net	32.3
Pension settlements	0.4
Other expense (income), net	3.0

Adjusted EBIT per above, a Non-GAAP measure	635.6